Media:           Kevin Lahart
Lahart & Associates
(212) 288-4394

Investors:     Betsy Brod/Jonathan Schaffer
Brod & Schaffer, LLC
(212) 750-5800

MILLENNIUM CELL AND THE DOW CHEMICAL COMPANY ANNOUNCE JOINT DEVELOPMENT PROGRAM
~ Collaboration to Accelerate Commercialization of
Portable Fuel Cell Systems ~

Eatontown, NJ—February 28, 2005 —Millennium Cell Inc. (NASDAQ:MCEL) and The Dow Chemical Company (NYSE:DOW) today announced that they have entered into a joint development program to collaborate on the development and commercialization of portable fuel cell systems for use in consumer electronics and military applications. These energy systems will be based upon Millennium Cell’s patented Hydrogen on Demand® technology in conjunction with Proton Exchange Membrane (PEM) fuel cells.

The demand for light-weight, long-lasting and cost-effective portable energy systems is growing rapidly. Hydrogen-based fuel cells offer the potential for longer runtimes, greater functionality and wireless convenience in consumer electronic applications such as laptop computers and cell phones. For military applications, they provide higher energy densities at dramatically lighter weight.

“We are pleased to form this strategic relationship with Dow to develop and commercialize our proprietary hydrogen energy systems,” said H. David Ramm, Millennium Cell’s Acting CEO and President. “The keys to unlocking longer run times and greater functionality are breakthroughs in new materials, chemistry and engineering. Dow brings a unique combination of these strengths, along with miniaturization, analytical sciences and operational excellence. This agreement with Dow enhances Millennium Cell’s path to commercialization in 2005.”

Dow sees significant opportunity within the $6 billion portable energy industry. “New sources of portable power are essential to supporting the next generation of consumer electronics,” says Rob Spurling, Emerging Energy Platform Director of Dow Ventures, a business unit within Dow. “Millennium Cell has promising and unique technology. They have gone from concept to prototype demonstration in two key market segments - the military and consumer electronics. We believe that through our collaboration, we can accelerate the development and commercialization of the technology. This agreement reflects Dow’s overall interest in developing a diverse Emerging Energy portfolio.”

Millennium Cell and Dow have signed an agreement that defines a three-year, milestone-driven program. These milestones include securing developmental funding from both the military and a lead consumer electronics customer, and the development, manufacture and delivery of a prototype for military and consumer applications. Dow will provide a combination of business and technical resources to aid in the achievement of these milestones. As milestones are achieved, Dow will increase its resource commitment, as detailed in the definitive agreements signed by both companies.

Under the terms of the agreement, at the initial closing, Dow will receive a preferred equity interest equal to 3% of Millennium Cell on a fully diluted basis. Upon achievement of each of the milestones, Dow will become entitled to certain additional equity grants from Millennium Cell and will have the right to purchase additional equity in Millennium Cell through cash investments up to a total of $5 million. As a condition of the agreement and in compliance with NASDAQ market rules, Millennium Cell will ask its shareholders to approve the potential issuance of over 19.9% of the Company’s currently outstanding shares to Dow at Millennium Cell’s Annual Meeting on April 21, 2005.

Millennium Cell will file with the Securities and Exchange Commission a Current Report on Form 8-K that sets forth the terms and conditions of the agreements comprising the strategic relationship with Dow.

About Millennium Cell

Millennium Cell Inc. is engaged in the development of hydrogen energy systems for use primarily in portable electronics devices. Energy systems based on the Company’s innovative and proprietary Hydrogen on Demand® technology safely generate high-quality hydrogen through the use of sodium borohydride. This chemical compound is non-combustible, high in energy density, easily distributed, and convenient for consumer use. Millennium Cell is developing technology in partnership with corporate and government entities. For more information, visit www.millenniumcell.com.

About Dow Ventures

Dow Ventures is a business unit of The Dow Chemical Company engaged in growing industries such as pharmaceutical and biopharmaceutical services, electronics, health care and emerging energy.

About The Dow Chemical Company

Dow is a leader in science and technology, providing innovative chemical, plastic and agricultural products and services to many essential consumer markets. With annual sales of $40 billion, Dow serves customers in 175 countries and a wide range of markets that are vital to human progress: food, transportation, health and medicine, personal and home care, and building and construction, among others. Committed to the principles of sustainable development, Dow and its 43,000 employees seek to balance economic, environmental and social responsibilities. References to “Dow” mean The Dow Chemical Company and its consolidated subsidiaries unless otherwise expressly noted. For further information, visit Dow’s web site at www.dow.com

Additional Information:
The Company and its directors, executive officers, certain members of management and certain employees may be deemed to be participants in the solicitation of proxies in respect of the proposed potential issuance of over 19.9% of the Company’s currently outstanding shares to Dow. A description of the interests in the Company of its directors and executive officers is set forth in the Company's annual report on Form 10-K for the fiscal year ended December 31, 2003 filed with the SEC on March 18, 2004 and in the Company's proxy statement for its 2004 annual meeting of stockholders filed with the SEC on March 18, 2004. Additional information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies in connection with the proposed sale, and a description of their direct and indirect interests in the proposed sale, will be set forth in the proxy statement when it is filed with the SEC.

Cautionary Note Regarding Forward-looking Statements from Millennium Cell:
This press release may include statements that are not historical facts and are considered ``forward-looking'' within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Millennium Cell's current views about future events and financial performance. These forward-looking statements are identified by their use of terms and phrases such as ``believe,'' ``expect,'' ``plan,'' ``anticipate'', “on target” and similar expressions identifying forward-looking statements. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties and other factors that could cause actual results to differ materially from Millennium Cell's expectations, and Millennium Cell expressly does not undertake any duty to update forward-looking statements. These factors include, but are not limited to, the following: (i) the cost and timing of development and market acceptance of Millennium Cell’s hydrogen fuel storage and delivery system, (ii) the cost and commercial availability of the quantities of raw materials required by the hydrogen fuel storage and delivery systems, (iii) competition from current, improving and alternative power technologies, (iv) our ability to enter into agreements with collaborators and strategic partners and the failure of our collaborators and strategic partners to perform under their agreements with us; (v) our ability to raise capital at the times, in the amounts and at the costs and terms that are acceptable to fund the development and commercialization of our hydrogen fuel storage and delivery system, (vi) our ability to protect our intellectual property, (vii) our ability to achieve budgeted revenue and expense amounts and (viii) other factors detailed from time to time in Millennium Cell's filings with the Securities and Exchange Commission.

Cautionary Note Regarding Forward-looking Statements from The Dow Chemical Company:
The forward-looking statements contained in this document involve risks and uncertainties that may affect The Dow Chemical Company’s operations, markets, products, services, prices and other factors as discussed in filings with the Securities and Exchange Commission. These risks and uncertainties include, but are not limited to, economic, competitive, legal, governmental and technological factors. Accordingly, there is no assurance that Dow’s expectations will be realized. Dow assumes no obligation to provide revisions to any forward-looking statements should circumstances change, except as otherwise required by securities and other applicable laws.

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